Exhibit 1.1

$25,000,000

ARRAY BIOPHARMA INC.

Common Stock

Equity Distribution Agreement

September 18, 2009

PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota  55402

Ladies and Gentlemen:

Array BioPharma Inc., a Delaware corporation (the “Company”), proposes to issue and sell through or to Piper Jaffray & Co. (the “Agent”), as sales agent and/or principal, shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company having an aggregate offering price of up to $25,000,000 (the “Shares”) on terms set forth herein.  The Company agrees that whenever it determines to sell the Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex A hereto, relating to such sale in accordance with this Agreement.  The Shares consist entirely of authorized but unissued shares of Common Stock to be issued and sold by the Company.

The Company hereby confirms its agreement with the Agent with respect to the sale of the Shares.

1.             Representations and Warranties of the Company.

(a)           The Company represents and warrants to, and agrees with, the Agent as follows:

(i)            A registration statement on Form S-3 (File No. 333-155221) (the “registration statement”) was initially declared effective by the Commission on December 4, 2008, and is currently effective, under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Rules and Regulations”) (collectively called the “Securities Act”); the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; no stop order of the Securities and Exchange Commission (the “Commission”) preventing or suspending the use of any Base Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the

Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement”).  Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.  Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with the terms of this Agreement.  Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.  “Permitted Free Writing Prospectus,” as used herein, means the documents, if any, listed on Schedule A attached hereto and, after the date hereof, any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, that is expressly agreed to by the Company and the Agent in writing to be a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, the Prospectus or Permitted Free Writing Prospectus as the case may be.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, the Prospectus, the Prospectus Supplement or such Permitted Free Writing Prospectus, if any, as the case may be, and deemed to be incorporated therein by reference.  “Time of Sale” means each time a Share is purchased pursuant to this Agreement or any Terms Agreement.

(ii)

(A)          The Registration Statement complied when it became effective, complies as of the date hereof, and will comply upon the effectiveness of any amendment thereto and at each Time of Sale and each Settlement Date (as applicable), in all material respects, with the requirements of the Securities Act; at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Prospectus Delivery Period”), the Registration Statement, as may be amended, will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the time of its effectiveness and as of the date hereof, and will not, as of the effective date of any amendment thereto, at each Time of Sale, if any, and at all times during a Prospectus Delivery Period, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(B)           The Prospectus, as of its date, as of the date hereof (if filed with the Commission on or prior to the date hereof), at each Settlement Date and Time of Sale (as applicable), and at all times during a Prospectus Delivery Period, complied, complies or will comply, in all material respects, with the requirements of the Securities Act; and the Prospectus, and each supplement thereto, as of their respective dates, at each Settlement Date or Time of Sale (as applicable), and at all times during a Prospectus Delivery Period, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(C)           Each Permitted Free Writing Prospectus, if any, as of its date and as of each Settlement Date and Time of Sale (as applicable), and at all times during a Prospectus Delivery Period (when taken together with the Prospectus at such time) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in subparagraphs (A), (B) and (C) above shall not apply to any statement contained in the Registration Statement, any Base

Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Agent that is furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, such Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus, if any, it being understood and agreed that only such information furnished by the Agent consists of the information described in Section 5(g).

(iii)          Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus or any Permitted Free Writing Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that a  Permitted Free Writing Prospectus, if any, is sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus, if any, was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the Company will satisfy the provisions of Rule 164 or Rule 433 necessary for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering of the Shares contemplated hereby; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Agent is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(iv)          Each Permitted Free Writing Prospectus, as of its issue date, each Time of Sale and each Settlement Date occurring after such issue date and at all subsequent times through the Prospectus Delivery Period (as defined below) or until any earlier date that the Company notified or notifies the Agent as described in Section 3(c)(iii), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Base Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein, it being understood and agreed that only such information furnished by the Agent consist of the information described in Section 5(g).

(v)           The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  No other financial statements or schedules are required to be included in the Registration Statement and the Prospectus.  To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and the Prospectus and with regard to the Company’s internal control over financing reporting and management’s assessment thereof, is a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and in the performance of its work for the Company has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi)          The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company (“Material Adverse Effect”).

(vii)         Except as disclosed in the Prospectus, subsequent to the dates as of which information is given in the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock, or issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than due to the issuance, redemption or forfeiture of any shares of capital stock, or options, warrants, convertible securities or other rights to purchase capital stock, under any stock option or incentive, stock purchase or similar employee benefit plans described in the Prospectus, including upon the exercise of outstanding options, or pursuant to the terms of outstanding warrants, or in satisfaction of outstanding debt of the Company as described in the Prospectus (collectively, “Additional Issuances”)), or any material change in the short-term or long-term debt, of the Company, or any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect.

(viii)        Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Effect.

(ix)           There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(x)            This Agreement has been, and each Terms Agreement will be, duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and any Terms Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company’s charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any Terms Agreement or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Securities Act or state securities or blue sky laws; and the Company has and will have full power and authority to enter into this Agreement and any Terms Agreement and to authorize, issue and sell the Shares as contemplated hereby and thereby.

(xi)           All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be sold under this Agreement or any Terms Agreement by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement or any Terms Agreement, as applicable, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and the Prospectus.  Except as otherwise stated in the Registration Statement and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement and any Terms Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.  Except as described in the Registration Statement and the Prospectus and other than Additional Issuances, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates set forth therein.

(xii)          The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiii)         The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement and the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus.  The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xiv)        The Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business as now conducted or as described in the Registration Statement and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect.  Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation  by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property licensed to the Company, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim;

(D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, except as such violation would not result in a Material Adverse Effect.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service  mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xv)         The Company is not (A) in violation of its charter or by laws, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company is subject (collectively, the “Material Contracts”); or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (B) and (C) above, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xvi)        The Company has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement.

(xvii)       The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any the Registration Statement and the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 3(p) of this Agreement.

(xviii)      The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market nor has the Company received any notification that the Commission or The Nasdaq Stock Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of inclusion  of the Common Stock thereon. The Company has filed an application to include the Shares on the Nasdaq Global Market.

(xix)         The Company has no subsidiaries other than Array BioPharma, Ltd., which subsidiary (a) has no material assets or liabilities and (b) is not a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Act.  The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any other corporation or have any equity interest in any other corporation, partnership, joint venture, association, trust or other entity other than its minority interests in VentiRx Pharmaceuticals, Inc. and Cytomyx Holdings.

(xx)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement and the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi)         Except as described in the Registration Statement and the Prospectus, the Company: (A) is and at all times has been in full compliance with all statutes, rules, regulations, or guidances, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812, applicable to Company and to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws

(“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party intends to assert any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(xxii)        The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company with respect to programs that are currently in development or in discovery or are described in the Prospectus, were and, if still pending, are, in all material respects, being conducted in accordance with applicable experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all relevant Applicable Laws and Authorizations; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement and the Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its subsidiaries have received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(xxiii)       Other than as contemplated by this Agreement or any Terms Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or any Terms Agreement or the consummation of the transactions contemplated hereby or thereby.

(xxiv)       The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxv)                       The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” or an entity “controlled” by and “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxvi)                    The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further Incorporated Documents, when filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxvii)                 The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxviii)              The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement and the Prospectus.

(xxix)                      Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is aware of or has taken any action directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “Foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company has conducted its business in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxx)                         The operations of the Company have complied in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)                      Neither the Company nor, to the knowledge of the Company, any director, officer or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxxii)                   To the Company’s knowledge, no transaction has occurred between or among the Company, on the one hand, and any of the Company’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement and the Prospectus.  The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxiii)                The Company (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxiv)               The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxv)                  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “Accumulated funding deficiency,” as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(b)                                 Any certificate signed by any officer of the Company and delivered to the Agent or the Agent’s counsel shall be deemed a representation and warranty by the Company to Agent as to the matters covered thereby.

(c)                                  At each Bringdown Date, each Time of Sale, each execution and delivery by the Company of a Terms Agreement, and each Filing Date, the Company shall be deemed to have affirmed each representation and warranty contained in or made pursuant to this Agreement as of such date as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares on such date).

2.                                       Purchase, Sale and Delivery of Shares.

(a)                                  At the Market Sales.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell for and on behalf of the Company, the Shares on the following terms and conditions; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.

(i)                                     The Shares are to be sold by the Agent on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the Nasdaq Global Market (other than a day on which the Nasdaq Global Market is scheduled to close prior to its regular weekday closing time). The Company will designate the maximum amount of the Shares to be sold by the Agent daily as agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. The gross sales price of the Shares sold under this Section 2(a) shall be the market price for shares of the Company’s Common Stock sold by the Agent under this Section 2(a) on the Nasdaq Global Market at the time of such sale.

(ii)                                  Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by facsimile) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (or a Committee thereof) and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile), suspend the offering of the Shares, whereupon the Agent shall so suspend the offering of Shares until further notice is provided to the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii)                               The Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 2(a), other than (A) by means of ordinary brokers’ transactions between members of The Nasdaq Stock Market that qualify for delivery of a Prospectus to The Nasdaq Stock Market in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent. The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Agent reasonably believes it may be deemed an “underwriter” under the Securities Act, the Company will provide to the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to each applicable Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 3 hereof that the Company would be required to provide to the Agent in connection with a sale of the Shares pursuant to a Terms Agreement, each dated as of such Settlement Date, and such other documents and information as the Agent shall reasonably request.

(iv)                              The compensation to the Agent for sales of the Shares, as an agent of the Company, shall be 3% of the gross sales price of the Shares sold pursuant to this Section 2(a), and such rate of compensation shall not apply when the Agent acts as principal but in no event shall such compensation when the Agent acts as principal exceed 8% of the gross sales price of the Shares. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v)                                 The Agent shall provide written confirmation to the Company following the close of trading on the Nasdaq Global Market each day in which the Shares are sold under this Section 2(a) setting forth the amount of the Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

(vi)                              All Shares sold pursuant to this Section 2(a) will be delivered by the Company to Agent for the accounts of the Agent against payment of the Net Proceeds therefor by wire transfer of same day funds payable to the order of the Company at 9:00 a.m. Central time on the third full business day following the date on which such Shares are sold, or at such other time and date as Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a “Settlement Date.”  Unless the Agent otherwise elects, delivery of the Shares shall be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Agent.

(vii)                           Promptly following the reasonable request of the Agent, but in any case within 5 business days following such request, the Company will file a Prospectus Supplement with the Commission under the applicable paragraph of Rule 424(b), which Prospectus Supplement will set forth, for the period from the date of the most recent preceding Prospectus Supplement to the date of such new Prospectus Supplement (each such date, a “Filing Date”), the number of the Shares sold through the Agent as agent pursuant to this Section 2(a) in At the Market Offerings, the Net Proceeds to the Company, the compensation paid by the Company with respect to such sales of the Shares pursuant to this Section 2(a) and the expenses incurred by the Company with respect to such sales of the Shares and deliver such number of copies of each such prospectus supplement to The Nasdaq Stock Market as are required by such exchange.

(b)                                 Terms Agreement Sales.

(i)                                     If the Company wishes to issue and sell any Shares in a manner other than as set forth in Section 2(a) of this Agreement, it will notify the Agent of the proposed terms of such sale. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Agent and the Company will enter into a Terms Agreement setting forth the terms of such sale.

(ii)                                  The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement with respect to any sale of Shares under such Terms Agreement, the terms of such Terms Agreement will control.

(iii)                               Immediately following execution of any Terms Agreement, the Company will prepare a prospectus supplement containing the selling terms of the Shares, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Agent and the Company may deem appropriate, and if requested by the Agent, a Permitted Free Writing Prospectus containing the selling terms of the Shares and such other information as the Company and the Agent may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus as supplemented and each such Permitted Free Writing Prospectus.

(c)                                  Each sale of the Shares to the Agent shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 3 of this Agreement and any other information or documents required by the Agent.

(d)                                 Under no circumstances shall the number of the Shares sold pursuant to this Agreement and any Terms Agreement exceed the number set forth in the first paragraph of this Agreement or the number of shares of the Common Stock available for issuance under the currently effective Registration Statement.  Nothing herein contained shall constitute the Agent an unincorporated association or partner with the Company.  Under no circumstances shall any Shares be sold pursuant to this Agreement or any Terms Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

3.                                       Covenants.  The Company covenants and agrees with the Agent as follows:

(a)                                  After the date hereof and through any Prospectus Delivery Period, prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, the Company shall furnish to the Agent for review a copy of each such proposed amendment or supplement, allow the Agent a reasonable amount of time to review and comment on such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Agent or counsel to the Agent reasonably object.  Subject to this Section 3(a), immediately following execution of this Agreement, the Company will prepare a prospectus supplement describing the selling terms of the Shares hereunder, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Agent and the Company may deem appropriate, and if requested by the Agent, a Permitted Free Writing Prospectus containing the selling terms of the Shares hereunder and such other information as the Company and the Agent may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus as supplemented and each such Permitted Free Writing Prospectus.

(b)                                 After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or for any amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or (v) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c)                                  (i)  From the date hereof through the later of (A) the termination of this Agreement and (B) the end of any applicable Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof,  the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus. If during any applicable Prospectus Delivery Period any event occurs as a result of which the Base Prospectus, the Prospectus, or any Permitted Free Writing Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during any applicable Prospectus Delivery Period it is necessary or appropriate in the opinion of the Company or its counsel or the Agent or counsel to the Agent to amend the Registration Statement or supplement the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, to comply with the

Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify Agent, and the Agent shall suspend the offering and sale of any such Shares, and will amend the Registration Statement or supplement the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance within the time period prescribed by the Securities Act or the Exchange Act.

(ii)                                  In case the Agent is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.  The Company shall cause each amendment or supplement to any Base Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document which would be deemed to be incorporated by reference therein, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. The Company shall promptly notify the Agent if any Material Contract is terminated or if the other party thereto gives written notice of its intent to terminate any such Material Contract.

(iii)                               If at any time following issuance of a Permitted Free Writing Prospectus there occurs an event or development as a result of which such Permitted Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Base Prospectus or the Prospectus, or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Agent and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)                                 The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.  The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)                                  The Company will furnish to the Agent and counsel for the Agent copies of the Registration Statement (which will include one complete manually signed copy of the Registration Statement and all consents and exhibits filed therewith), the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(f)                                    The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)                                 The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement or any Terms Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Base Prospectus, each Prospectus, any Permitted Free Writing Prospectus, and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees and fees and disbursements of the Agent’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions which Agent shall designate, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees and reasonable fees and disbursements of Agent’s counsel incident to any required review and approval by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares, (vi) listing fees, if any, (vii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares, and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  In addition, the Company shall reimburse the Agent for its reasonable out of pocket expenses, including the reasonable fees and disbursements of the Agent’s counsel actually incurred.

(h)                                 The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus.

(i)                                     The Company will not offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock, such securities, options or rights, except for (i) the registration of the Shares and the sales through the Agent pursuant to this Agreement or to the Agent pursuant to any Terms Agreement, (ii) the registration of shares issued or issuable with respect to any Additional Issuances, (iii) sales of shares through any dividend reinvestment and stock purchase plan of the Company and (iv) any Additional Issuances, without (A) giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agent suspending activity under this Agreement for such period of time as requested by the Company.  The Company also agrees not to accelerate the vesting of any such option or warrant or the lapse of any repurchase right (in each case, other than in accordance with the existing terms of such instruments) during the term of this Agreement, without the prior written consent of Agent.

(j)                                     The Company shall not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or any Permitted Free Writing Prospectus.

(k)                                  The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (ii) a violation of Regulation M.  The Company shall notify the Agent of any violation of Regulation M by the Company or any of its officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.  The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(l)                                     The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, any Terms Agreement or the consummation of the transactions contemplated hereby or thereby.

(m)                               During any applicable Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and current reports as required by the Rules and Regulations.  The Company shall (i) provide the Agent, for its review, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, (ii) not file any such report, statement or document to which the Agent shall have reasonably objected in writing; and (iii) promptly notify the Agent of such filing.

(n)                                 The Company will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within those entities.

(o)                                 The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(p)                                 The Company represents and agrees that, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission other than a Permitted Free Writing Prospectus.  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(q)                                 On the date hereof and each (A) date when a Registration Statement or Prospectus is amended or supplemented (other than a supplement to a Prospectus filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Shares), (B) date that an Incorporated Document (other than a Current Report on Form 8-K) is filed with the Commission, and (C) date that the Agent reasonably requests delivery of an opinion in accordance herewith (each of the dates in (A) through (C) are referred to herein as a “Bringdown Date”), the Company shall cause:

(i)  Hogan & Hartson LLP, counsel for the Company, to furnish to the Agent its written opinion and negative assurance letter, dated for the Bringdown Date, and addressed to the Agent, in form and substance stating in effect the matters set forth on Annex B hereto.

(ii) John R. Moore, Vice President and General Counsel of the Company, to furnish to the Agent his written opinion and negative assurance letter, dated for the Bringdown Date, and addressed to the Agent, in form and substance stating in effect the matters set forth on Annex C hereto.

(r)                                    On the date hereof and each date when (A) a Registration Statement or Prospectus is amended or supplemented to include additional or amended financial information, (B) a Time of Delivery occurs and the Agent gives the Company reasonable advance notice requesting delivery of a letter in accordance herewith, (C) the Company files an annual report on Form 10-K or (D) a document (other than an annual report on Form 10-K) containing additional or amended financial information is filed with the Commission and incorporated by reference into the Prospectus, the Company shall cause KPMG LLP, or other independent accountants satisfactory to the Agent, to deliver to the Agent a letter, dated as of such date and addressed to Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter in form and substance satisfactory to the Agent of the same tenor as the first such letter received hererunder.

(s)                                  On the date hereof and each Bringdown Date, the Company shall furnish to the Agent a certificate, dated as of such date and addressed to Agent, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the date of the certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;

(ii)                                  No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale or notice that would prevent use of the Registration Statement, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)                               The Shares to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken;

(iv)                              The signers of said certificate have carefully examined the Registration Statement, the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus, and any amendments thereof or supplements thereto (including any Incorporated Documents filed under the Exchange Act), and

(A)                              each part of the Registration Statement, and any amendments thereto (including any Incorporated Documents), contain, and contained when the Registration Statement (or such amendment) became effective, all statements and information required to be included therein; each part of the Registration Statement, or any amendment thereto, does not contain, and did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended or supplemented, does not include, and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state, and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B)                                at no time during any applicable Prospectus Delivery Period did the Base Prospectus, the Prospectus, or any Permitted Free Writing Prospectus, as amended or supplemented, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)                                since the date of this Agreement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Base Prospectus or the Prospectus that has not been so filed,

(D)                               subsequent to the respective dates as of which information is given in the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus and except for pending transactions disclosed therein, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and there has not been any change in the capital stock or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than as a result of any Additional Issuances), or any material change in the short-term or long-term debt, of the Company, or any Material Adverse Effect or any development that would reasonably be likely to result in a Material Adverse Effect (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, and

(E) except as stated in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be likely to result in any Material Adverse Effect.

(t)                                    A reasonable time prior to each Bringdown Date, the Company shall conduct a due diligence session, in form and substance, satisfactory to the Agent, which shall include representatives of the management and the accountants of the Company.

(u)                                 The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(v)                                 The Company will use its reasonable best efforts to cause the Common Stock to be listed on the Nasdaq Global Market and to maintain such listing.

(w)                               At any time during the term of this Agreement, the Company will advise the Agent immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 3 herein.

(x)                                   The Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients (in compliance with all applicable laws) at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(y)                                 For three years from the date of this Agreement or of any Terms Agreement, the Company shall furnish to its stockholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual and periodic reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, stockholders’ equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants.

(z)                                   If to the knowledge of the Company, any condition set forth in Section 4(a), 4(b) or 4(i) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase the Shares on such Settlement Date from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

4.                                       Conditions of Agent’s Obligations.  The obligations of the Agent hereunder and under any Terms Agreement are subject to (i) the accuracy of, as of the date hereof, each Bringdown Date, each Time of Sale, each execution and delivery by the Company of a Terms Agreement (in each case, as if made at such date), and compliance with all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)                                  If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus or otherwise) shall have been complied with to the Agent’s satisfaction.

(b)                                 The Agent shall not have advised the Company that the Registration Statement, the Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or is necessary to make the statements therein (i) with respect to the Registration Statement, not misleading and (ii) with respect to the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, in light of the circumstances under which they were made, not misleading.

(c)                                  Except as set forth or contemplated in the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus, subsequent to the respective dates as of which information is given therein, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than due to any Additional Issuances), or any material change in the short-term or long-term debt, of the Company, or any Material Adverse Effect or any development that would be reasonably likely to result in a Material Adverse Effect (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares.

(d)                                 The Company shall have performed each of its obligations under Section 3(q).

(e)                                  On each Bringdown Date, there shall have been furnished to the Agent such opinion or opinions from Latham & Watkins LLP, counsel for the Agent, dated as of such Bringdown Date and addressed to Agent, with respect to the formation of the Company, the validity of the Shares, the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus, and other related matters as Agent reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(f)                                    The Company shall have performed each of its obligations under Section 3(r).

(g)                                 The Company shall have performed each of its obligations under Section 3(s).

(h)                                 The Financial Industry Regulatory Authority, Inc. shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(i)                                     All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j)                                     The Company shall have furnished to Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Agent and the Agent’s counsel. The Company will furnish Agent with such conformed copies of such opinions, certificates, letters and other documents as Agent shall reasonably request.

5.                                       Indemnification and Contribution.

(a)                                  The Company agrees to indemnify and hold harmless the Agent its affiliates, directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus, or any amendment or supplement thereto, any Incorporated Documents, or any Permitted Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Shares (the “Marketing Materials”) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto or any Permitted Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by Agent specifically for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agent consists of the information described as such in Section 5(g) hereof.

(b)                                 The Agent will indemnify and hold harmless the Company its affiliates, directors and officers and each person, if any, who controls such Agent within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto or any Permitted Free Writing Prospectus or Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus or Marketing Materials in reliance upon and in conformity with written information furnished to the Company by Agent specifically for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agent consists of the information described  as such in Section 5(g) hereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)                                  In addition to their other obligations under Section 5(a) and Section 5(b), the Agent and the Company each agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 5(a) or Section 5(b), as applicable, the indemnifying party will reimburse the indemnified party on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (other than such fees or expenses the indemnifying party contests in good faith), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the indemnifying party’s obligation to reimburse the indemnified party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper, the indemnified party shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by the Wall Street Journal  (the “Prime Rate”).  Any such interim reimbursement payments which are not made to the indemnified party within 30 days of the date a request for reimbursement is made, accompanied by documentation reasonably required by the indemnifying party evidencing the incurrence of such fees and expenses, shall bear interest at the Prime Rate from the date of such request.  This indemnity agreement shall be in addition to any liabilities which the Company or the Agent may otherwise have.

(d)                                 Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party shall have reasonably concluded that it is advisable for it to be represented by separate counsel, the indemnified party shall have the right to employ a single separate counsel to represent it, satisfactory to the indemnifying party, in which event the reasonable fees and expenses of such single separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred (in accordance with the provisions of subsection (c) above).

The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) the Indemnifying Party shall have received notice of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Agent, bear to the total public offering price of the Shares.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                    The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Securities Act; and the obligations of the Agent under this Section 5 shall be in addition to any liability that the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(g)                                 The Agent confirms and the Company acknowledges that no information has been furnished in writing to the Company by or on behalf of the Agent specifically for inclusion in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

6.                                       Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Agent and the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agent hereunder.

7.            Termination of this Agreement.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if the Shares have been sold through the Agent for the Company, then Sections 3(g) and 3(z) shall remain in full force and effect, (ii) with respect to any pending sale, through the Agent for the Company, the obligations of the Company with respect to such pending sale of Shares, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination and (iii) the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           The Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect. This Agreement shall terminate automatically upon the issuance and sale of Shares having an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective earlier than the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(a)(vi) of this Agreement.

(e)           In the case of any purchase by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of the Agent, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Base Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the Time of Delivery, trading in securities on the Nasdaq Global Market shall have been suspended or limitations or minimum prices shall have been established, trading in the securities of the Company on the Nasdaq Global Market shall have been suspended, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Agent’s judgment, to make it impracticable to market the Shares. If the Agent elects to terminate its obligations pursuant to this Section 7(e), the Company shall be notified promptly in writing.

8.            Default by the Company.  If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agent or, except as provided in Section 3(g) hereof, any non-defaulting party.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default.

9.            Notices.  Except as otherwise provided herein, all communications under this Agreement or any Terms Agreement shall be in writing and, if to the Agent, shall be mailed, delivered or telecopied to Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, (fax:  (612) 303-1410), Attention: General Counsel, with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, (fax: (714) 755-8290) Attention: Shayne Kennedy.  Notices to the Company shall be given to it at 3200 Walnut Street, Boulder, CO 80301, (fax:  (303) 386-1390) Attention:  Robert E. Conway, Chief Executive Officer, with a copy to Hogan & Hartson L.L.P., 1470 Walnut Street, Suite 200, Boulder, CO 80302, (fax: (720) 406-5301) Attention: Carin M. Kutcipal.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agent.

11.          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Agent has been retained solely to act as an sales agent and/or principal in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Agent has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether the Agent has advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement and any Terms Agreement were established by the Company following discussions and arms-length negotiations with the Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and any Terms Agreement; (c) it has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Agent is acting, in respect of the transactions contemplated by this Agreement and any Terms Agreement, solely for the benefit of the Agent, and not on behalf of the Company; and (e) it waives to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and any Terms Agreement and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.          Governing Law.  This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.          Counterparts.  This Agreement and any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

ARRAY BIOPHARMA INC.

		By	/s/ R. Michael Carruthers

Confirmed as of the date first
above mentioned.

PIPER JAFFRAY & CO.

By	/s/ Michael Brinkman
Managing Director

Schedule A

Title of Purchased Securities [and Additional Securities]*:	Common Stock, par value $.001 per share
Number of Shares of Purchased Securities:
[Number of Shares of Additional Securities:]*
[Price to Public:]
Purchase Price by Piper Jaffray:
Method of and Specified Funds for Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:	Free delivery of the Shares to the Agent’s account at the Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:	(1) The opinions referred to in Section 3(q).
(2) The opinion referred to in Section 4(e).
(3) The accountants’ letters referred to in Section 3(r).
(4) The officers’ certificates referred to in Section 3(s).
(5) Such other documents as the Agent shall reasonably request.

*Include only if Piper Jaffray has an over-allotment option.

ANNEX A

ANNEX B

ANNEX C